UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2006

NEW WORLD BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-91432	02-0401674
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2019 SW 20th Street, Suite 109, Ft. Lauderdale, FL 33315

(Address of Principal Executive Office) (Zip Code)

(954) 713-0410

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On June 22, 2006, New World Brands, Inc. (the “Company”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Qualmax, Inc., a Delaware corporation (“Qualmax”), to acquire all of the assets of Qualmax. In consideration for the acquisition of the Qualmax assets, the Company will assume the Qualmax liabilities and will issue to Qualmax at least 251,723,634 shares of the Company’s common stock, plus an additional number of Company common shares to be determined on the date of closing pursuant to the terms of the Asset Purchase Agreement. Following consummation of the transaction, Qualmax will own approximately 86% of the Company’s issued and outstanding common stock.

As a condition to and simultaneously with the asset acquisition, the Company will sell all of the shares of its wholly owned subsidiary International Importers, Inc. (“II”), the entity through which the Company currently conducts all of its operations. The II shares will be sold to International Spirits, LLC, a Nevada limited liability company (“International Spirits”), pursuant to a stock purchase agreement (the “Stock Purchase Agreement”) entered into among the Company, International Spirits and II on June 22, 2006. The purchaser will pay to the Company $500,000 cash in consideration for the acquisition. International Spirits is controlled by Selvin Passen, M.D., Chairman of the Board and a principal shareholder of the Company

The proposed sale of II requires majority shareholder approval pursuant to Florida law. The Company intends to obtain the written consent of a majority of the Company’s stockholders. In addition to approving the sale of II, the Company will ask a majority of its stockholders to approve an amendment and restatement of the Company’s articles of incorporation to, among other things, increase the Company’s authorized capital and provide for a staggered Board of Directors. The Company is in the process of preparing an information statement to be filed with the Securities and Exchange Commission and upon the filing of a definitive information statement will deliver the required notice to the remaining stockholders.

Stockholder approval of the above proposals and the sale of II are conditions to the purchase of the assets of Qualmax. The completion of the asset purchase and stock sale will also be subject to the satisfaction of several other conditions including, without limitation, the issuance of an independent fairness opinion regarding the proposed transactions.

Qualmax is a specialized  IT  business solutions provider, communications equipment manufacturer, and research and development company focused on the deployment of best of breed VoIP (or voice over internet protocol) networks, virtual private networks, turnkey network design, wireless connectivity, equipment leasing, direct call traffic routing and custom billing applications.

The foregoing is merely a summary of certain of the terms of the Asset Purchase Agreement and Stock Purchase Agreement and does not purport to be a complete statement of the terms, conditions or provisions of the agreements. The Asset Purchase Agreement and Stock Purchase Agreement are included as exhibits to this report.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

2.1	Asset Purchase Agreement dated June 22, 2006, by and between New World Brands, Inc. and Qualmax, Inc.
2.2	Stock Purchase Agreement dated June 22, 2006, by and among International Spirits, LLC, New World Brands, Inc. and International Importers, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW WORLD BRANDS, INC.

Date: June 23, 2006	By: /s/ Selvin Passen, M.D.
Name: Selvin Passen, M.D.
Title: Chairman of the Board